=================================================================================================================================
     SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS           1.  REQUISITION NUMBER                          PAGE 1 OF 39
     OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, & 30

2. CONTRACT NO.        3. AWARDS/EFFECTIVE   4. ORDER NUMBER    5.  SOLICITATION  NUMBER            6.  SOLICITATION ISSUE
   TIRNO-02-C-00022        DATE                                                                          DATE 8/24/2001

7. FOR SOLICITATION    a. NAME                                  b.  TELEPHONE NUMBER (No collect    8.  OFFER DUE DATE/
   INFORMATION CALL:      Alycia Dougans Taylor                     calls) 202-283-1317                  LOCAL TIME
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9. ISSUED BY                    CODE irs0088        10.  THIS ACQUISITION IS     11.  DELIVERY FOR  12. DISCOUNT TERMS
                                                                                 FOB DESTINATION
    INTERNAL REVENUE SERVICE                        [X]UNRESTRIC1ED              UNLESS BLOCK IS
    IRS PROCUREMENT Suite 500                       [ ]SET ASIDE:    % FOR       MARKED
    6009 OXON HILL ROAD                               [ ]SMALL BUSINESS         [ ]SEE SCHEDULE
    OXON HILL, MD 20745                               [ ]SMALL DISAV. BUSINESS  ------------------------------------------------
                                                      [ ]8(A)                   [ ]  13a.  THIS CONTRACT IS A RATED
                                                    SIC:                                    ORDER UNDER DPAS (15 CFR 700)
                                                    SIZE STANDARD: 18.0          ------------------------------------------------
                                                                                 13b. RATING
                                                                                 ------------------------------------------------
                                                                                 14.  METHOD OF SOLICITATION
                                                                                   [ ]RFQ       [ ]IFB     [ ]RFP
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15. DELIVER TO                  CODE lRS0088        16.  ADMINISTERED BY                                          CODE IRS0088
    IRS, OP: ETA:E                                       INTERNAL REVENUE SERVICE
    Attn: Linda Rickard, C4-332 NCFB                   IRS PROCUREMENT Suite 500
    5000 Ellin Road                                      6009 OXON HILL ROAD
    Lanham, MD  20706                                    OXON HILL, MD 20745
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17a. CONTRACTOR/   CODE                FACILITY     18a. PAYMENT WILL BE MADE BY                                  CODE INV0830
     OFFEROR                           code

     OFFICIAL PAYMENTS CORPORATION                       IRS Beckley Finance Center
     Steve R. Johnson                                    PO BOX 9002
     2333 SAN RAMON VALLEY BLVD. #450                    TELEPHONE # (304) 256-6000
     SAN RAMON, CA 94553                                 BECKLEY, WV 25802

TELEPHONE NO. (925) 855-5040
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[ ]17b.  CHECK IF REMITTANCE IS DIFFERENT AND       18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW
         PUT SUCH ADDRESS IN OFFER                       IS CHECKED
                                                                         [ ]SEE ADDENDUM
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   19.                      20.                         21.             22.                     23.                 24.
ITEM NO.       SCHEDULE OF SUPPLIES/SERVICES         QUANTITY          UNIT                 UNIT PRICE            AMOUNT
---------------------------------------------------------------------------------------------------------------------------------


                    See Section B

            (Attach Additional Sheets as Necessary)
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25.  ACCOUNTING AND APPROPRIATION DATA                                              26.  TOTAL AWARD AMOUNT (For Govt. Use Only)
                                                                                                      0.00
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[ ]27a.  SOLICITATION INCORPORATED BY REFERENCE FAR 52.212-1, 52.212-4. FAR 52.212-3
           AND 52.212-5 ARE ATTACHED.                                                           [X]ARE     [ ]ARE NOT ATTACHED

[ ]27b.  CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4,
           FAR IS ATTACHED,                                                             ADDENDA [ ]ARE     [ ]ARE NOT ATTACHED
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28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN 5 COPIES       29. AWARD OF CONTRACT: REFERENCE _______________ OFFER
[X] TO ISSUING OFFICE.  CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS     [ ] DATED _________. YOUR OFFER ON SOLICITATION
    SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS           (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES
    SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.                          WHICH ARE SET FORTH

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30a. SIGNATURE OF OFFEROR/CONTRACTOR                                       31a. UNITED STATES OF AMERICA(SIGNATURE OF CONTRACTING
                                                                                   OFFICER)


         /s/ THOMAS R. EVANS                                                              /s/ Alycia Dougans Taylor
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30b. NAME AND TITLE OF SIGNER (Type of print)    30c.  DATE SIGNED         31b.  NAME OF CONTRACTING        31c. DATE SIGNED
                                                                                   OFFICER (Type of print)

           THOMAS R. EVANS                               4/15/02          Alycia Dougans Taylor (202)283-1317       4/30/02
                CEO
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32a. QUANTITY IN COLUMN 21 HAS BEEN                               33. SHIP NUMBER      34.  VOUCHER NUMBER    35.  AMOUNT VERIFIED
                                                                                                                   CORRECT FOR

[ ]RECEIVED    [ ]INSPECTED  [ ]ACCEPTED, AND CONFORMS TO THE     [ ]PARTIAL [ ]FINAL
                                CONTRACT, EXCEPT AS NOTED
---------------------------------------------------------------------------------------------------------------------------------
                                                                  36. PAYMENT                                 37.  CHECK NUMBER
32b. SIGNATURE OF AUTHORIZED GOVT.          32c.  DATE            [ ]COMPLETE    [ ]PARTIAL    [ ]FINAL
     REPRESENTATIVE


                                                                  38. S/R ACCOUNT NUMBER  39. S/R VOUCHER NUMBER   40.  PAID BY

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41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT     42a. RECEIVED BY (Print)

                                                                       ------------------------------------------

41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER    41c. DATE       42b. RECEIVED AT (Location)

                                                                       ------------------------------------------

                                                                  42c. DATE REC'D           42d.  TOTAL CONTAINERS
                                                                       (YY/MM/DD)

=================================================================================================================================
AUTHORIZED FOR LOCATION REPRODUCTION               SEE REVERSE FOR OMB                    STANDARD FORM 1449(10-95)
                                                    CONTROL NUMBER AND
=================================================================================================================================



TIRNO-02-C-00022


2

SECTION B - CONTRACT PRICING

B.1 CONTRACT TYPE

This is a FIRM FIXED PRICE CONTRACT for the requirements described in Section
C.

B.2  CONTRACT PRICING
B.2.1  BASE PERIOD

CLIN  DESCRIPTION                                                 PRICE
0001 Electronic Payments                                            $0
0002 Transaction Processing Network Documentation                   $0
0003 Capacity Analysis                                              $0
0004 Computer Security Plan/Guide                                   $0
0005 Configuration Management Plan                                  $0
0006 Risk Assessment Plan                                           $0
0007 Disaster Recovery Plan                                         $0
0008 Network Design and Architecture Schematic                      $0
0009 Test Plans and Test Reports                                    $0
0010 Functional Requirements/User Interface Documentation           $0
0011 Scripts, User Interface Screens
     and General User Information Materials                         $0
0012 Process and Data Flow Schematic                                $0
0013 System Administrator Manual                                    $0
0014 Work Breakdown Structure/Schedule                              $0
0015 Monthly Development Status Reports                             $0
0016 Daily Transaction Reports                                      $0
0017 Monthly Transaction Reports                                    $0
0018 Chargeback Reports                                             $0
0019 Ad Hoc Reports                                                 $0
0020 Incident Reports                                               $0
0021 Findings Reports                                               $0
0022 Marketing Reports                                              $0
           TOTAL FIRM FIXED PRICE                                   $0
                                                                    --



B.2.2 OPTION 1

CLIN  DESCRIPTION                                                 PRICE
1001 Electronic Payments                                            $0
1002 Transaction Processing Network Documentation                   $0
1003 Capacity Analysis                                              $0
1004 Computer Security Plan/Guide                                   $0
1005 Configuration Management Plan                                  $0
1006 Risk Assessment Plan                                           $0
1007 Disaster Recovery Plan                                         $0
1008 Network Design and Architecture Schematic                      $0
1009 Test Plans and Test Reports                                    $0
1010 Functional Requirements/User Interface Documentation           $0
1011 Scripts, User Interface Screens
     and General User Information Materials                         $0
1012 Process and Data Flow Schematic                                $0
1013 System Administrator Manual                                    $0
1014 Work Breakdown Structure/Schedule                              $0
1015 Monthly Development Status Reports                             $0
1016 Daily Transaction Reports                                      $0
1017 Monthly Transaction Reports                                    $0
1018 Chargeback Reports                                             $0
1019 Ad Hoc Reports                                                 $0
1020 Incident Reports                                               $0
1021 Findings Reports                                               $0
1022 Marketing Reports                                              $0

          TOTAL FIRM FIXED PRICE                                    $0

B.2.3 OPTION 2

CLIN DESCRIPTION                                                   PRICE
2001 Electronic Payments                                            $0
2002 Transaction Processing Network Documentation                   $0
2003 Capacity Analysis                                              $0
2004 Computer Security Plan/Guide                                   $0
2005 Configuration Management Plan                                  $0
2006 Risk Assessment Plan                                           $0
2007 Disaster Recovery Plan                                         $0
2008 Network Design and Architecture Schematic                      $0
2009 Test Plans and Test Reports                                    $0
2010 Functional Requirements/User Interface Documentation           $0
2011 Scripts, User Interface Screens
     and General User Information Materials                         $0
2012 Process and Data Flow Schematic                                $0
2013 System Administrator Manual                                    $0
2014 Work Breakdown Structure/Schedule                              $0
2015 Monthly Development Status Reports                             $0
2016 Daily Transaction Reports                                      $0
2017 Monthly Transaction Reports                                    $0
2018 Chargeback Reports                                             $0
2019 Ad Hoc Reports                                                 $0
2020 Incident Reports                                               $0
2021 Findings Reports                                               $0
2022 Marketing Reports                                              $0

          TOTAL FIRM FIXED PRICE                                    $0
                                                                    --

B.2.4 OPTION 3

CLIN DESCRIPTION                                                   PRICE
3001 Electronic Payments                                            $0
3002 Transaction Processing Network Documentation                   $0
3003 Capacity Analysis                                              $0
3004 Computer Security Plan/Guide                                   $0
3005 Configuration Management Plan                                  $0
3006 Risk Assessment Plan                                           $0
3007 Disaster Recovery Plan                                         $0
3008 Network Design and Architecture Schematic                      $0
3009 Test Plans and Test Reports                                    $0
3010 Functional Requirements/User Interface Documentation           $0
3011 Scripts, User Interface Screens
     and General User Information Materials                         $0
3012 Process and Data Flow Schematic                                $0
3013 System Administrator Manual                                    $0
3014 Work Breakdown Structure/Schedule                              $0
3015 Monthly Development Status Reports                             $0
3016 Daily Transaction Reports                                      $0
3017 Monthly Transaction Reports                                    $0
3018 Chargeback Reports                                             $0
3019 Ad Hoc Reports                                                 $0
3020 Incident Reports                                               $0
3021 Findings Reports                                               $0
3022 Marketing Reports                                              $0

          TOTAL FIRM FIXED PRICE                                    $0
                                                                    --

B.2.5 OPTION 4

CLIN DESCRIPTION                                                  PRICE
4001 Electronic Payments                                            $0
4002 Transaction Processing Network Documentation                   $0
4003 Capacity Analysis                                              $0
4004 Computer Security Plan/Guide                                   $0
4005 Configuration Management Plan                                  $0
4006 Risk Assessment Plan                                           $0
4007 Disaster Recovery Plan                                         $0
4008 Network Design and Architecture Schematic                      $0
4009 Test Plans and Test Reports                                    $0
4010 Functional Requirements/User Interface Documentation           $0
4011 Scripts, User Interface Screens
     and General User Information Materials                         $0
4012 Process and Data Flow Schematic                                $0
4013 System Administrator Manual                                    $0
4014 Work Breakdown Structure/Schedule                              $0
4015 Monthly Development Status Reports                             $0
4016 Daily Transaction Reports                                      $0
4017 Monthly Transaction Reports                                    $0
4018 Chargeback Reports                                             $0
4019 Ad Hoc Reports                                                 $0
4020 Incident Reports                                               $0
4021 Findings Reports                                               $0
4022 Marketing Reports                                              $0

     TOTAL FIRM FIXED PRICE                                         $0



SECTION C - CONTRACT TERMS AND CONDITIONS

C.1      STATEMENT OF WORK

C.1.1    INTRODUCTION

As authorized by the Taxpayer Relief Act of 1997, the Federal Government can accept internal revenue taxes via any commercially acceptable means. The law permits the Government to enter into contracts to obtain services related to receiving payment by other means where cost beneficial to the Government. However, the law specifies that the Government may not pay any fee or provide any other monetary consideration under such contracts.

The purpose of this contract is to implement convenient, inexpensive and trusted payment methods that allow taxpayers to electronically pay taxes. Such payment methods shall encourage taxpayers to electronically pay the balance due on tax returns, forms and other remittance transactions.

C.1.2 SCOPE AND OBJECTIVE

This is a "commercial item" acquisition, as that term is defined in the Federal Acquisition Regulations (FAR) 2.101.

The Contractor shall provide an electronic credit card payment system and conduct a program that allows taxpayers to make federal tax payments by means of an Interactive Voice Response (IVR) application and Internet application, respectively. The Contractor shall accept credit card payments for individual income taxes. The Contractor may also accept credit card payments for business balance due taxes in the option years as approved by the Government.

The Contract has one base year (filing season 2003), which expires in May 2003, and four, 12-month option years that may extend the contract period of performance through filing season 2007.

C.1.3.  OBJECTIVE

The Contractor shall provide credit card payment services that simplify payment transactions for taxpayers. The Contractor shall provide electronic payment options that are (1) convenient, safe and secure and (2) are an outgrowth of the e-file program. The Contractor shall ensure its approach minimizes cost to the taxpayer and ensure privacy and security. The contracted services shall reduce governmental costs and improve cash flow to the federal government.


C.2 CONTRACT REQUIREMENTS

The Contractor shall provide an electronic payment system that allow taxpayers to make federal tax payments through convenient, safe and secure means, which will also reduce governmental costs and improve cash flow to the federal government.

By way of IVR and Web applications, respectively, the Contractor shall accept VISA, American Express Card, Discover Card and MasterCard cards for the payment of federal taxes and confirm the validity of the credit card number and the four- or six-digit expiration date prior to the completion of the transaction. The Contractor shall ensure that certain edits and actions are performed to authenticate the validity of taxpayer information or otherwise ensure that the federal tax payment will be applied accurately and as intended by the taxpayer. The Contractor shall provide a unique electronic acknowledgement or confirmation of payment completion to the taxpayer.

The Contractor may charge taxpayers a traditional "merchant fee" for the convenience of the payment service including real-time electronic authorization and transmission of the payment. For payments of $40.00 or more, a flat rate convenience fee shall be charged equaling 2.5% of the tax payment. For payments under $40.00, the convenience fee shall equal $1.00.

The Contractor shall inform the taxpayer of all fees related to the payment and provide an opportunity to accept or decline the fees and terminate the transaction prior to completion. In the event that other companies are subcontracted to participate in the program, the Contractor shall negotiate with the sub-contractors to minimize all fees or surcharges assessed. The Contractor shall collect and disburse all such fees from the cardholder and post all charges to the cardholder's account.


C.2.1    DUTIES AND RESPONSIBILITIES OF THE CONTRACTOR

The Contractor's duties and responsibilities during the term of this contract are to:

1. Provide a system that accepts Forms 1040 (current year balance due), 1040 (current year past due), 1040 (Installment Agreement), 4868 (extension) and 1040-ES (estimated) federal tax payments. As proposed, the Contractor shall:

     a. Accept Form 1040 (current year balance due) payments from January 10, 2003 through the end of the base year period of performance. If the option year is exercised, the processing period will extend through December 15, 2003.

     b. Accept Form 1040 (current year past due) payments from May 1, 2003 through the end of the base year period of performance. If the option year is exercised, the processing period will extend through December 15, 2003.

     c. Accept Form 1040 (Installment Agreement) payments for tax year 1999 and after from January 10, 2003 through the end of the base year period of performance period. If the option year is exercised, the processing period will extend through January 31, 2004.

     d. Accept Form 1040-ES (Estimated Tax) payments from March 1, 2003 through the end of the base year period of performance. If the option year is exercised, the processing period will extend through January 31, 2004.

     e. Accept Form 4868 (Extension) payments from January 10, 2003 through the end of the base year period of performance. If the option year is exercised, the processing period will extend through June 18, 2003.

     f. Accept the above-named payment types from both domestic and international federal taxpayers.

     g. Prompt taxpayers to enter necessary data items, beginning with the payment amount. Users shall be prompted to verify entered data and accept terms of payment including the convenience fee.

     h. Provide redundant systems to ensure complete data reliability as well as system availability.

     i. Provide users access to toll-free automated and live customer service support. Users can also obtain information via on-line frequently asked questions and by e-mail.


2. Provide federal taxpayers 24 hour x 7 days a week access to electronic payment options and networks employed by the Contractor beginning on January 10, 2003 at a rate equal to or exceeding 95% availability in any given calendar month. This includes the total number of customers successfully accessing the Contractor's electronic transaction network on the first attempt compared to the total number of attempts as well as overall on-line availability during the month. However, taxpayers must have access to electronic payment options at a rate of 95% (or higher) availability on any given day during peak processing periods. Depending on the types of payments accepted, peak processing periods may include, but is not limited to, the seven-day period ending on the 15th (or next business day if the 15th falls on a holiday or weekend) of January, April, June and September of each year.

3. Exercise best practices and industry standards for preparing and maintaining systems and application documentation.

4. Provide documentation to the Government (with "limited rights" as defined in the "Rights in Data" clause in Section C.12.1), before the program commences, of the transaction processing networks employed in the program and the network's interfaces. Documentation requirements include, but are not limited to, network design and architecture, capacity analysis, risk assessment, disaster recovery plan, configuration management plan and information security plan. Configuration control and management shall be exercised and documented as system/functionality changes occur.

5. Provide documentation to the Government (with "limited rights" as defined in the "Rights in Data" clause in Section C.12.1) before the program commences, of application test plan, and test reports and certification.

6. Provide draft functional requirements and user interface documentation to the Government, including but not limited to interactive voice response system scripts, web pages, desktop software input and information screens, application design and architecture schematics (describing work processes and data flow from payment initiation through completion) and outputs (reports, etc.), for review and approval before the program commences.

7. Provide necessary systems and data accesses to the Government's representative performing independent verification and validation (IV&V) reviews of system's readiness (including, but not limited to, applications testing, stress testing, vulnerability testing and security testing). In addition to the documentation listed above, a trusted facility manual (systems administrator manual) will be a key component of the IV&V review. The IV&V Review will be based on IRS computer security policy and guidance (as described in the applicable Internal Revenue Manual and subsequent revisions) as well as best practices and industry standards.

8. Provide an accuracy rate of 99% or higher for all transmitted transaction data as provided by the taxpayer. This includes accuracy of electronic payment data forwarded to the Service by the Contractor that may result from intermediate actions taken by the Contractor necessary for coding, applying, and transmitting payment data.

9. Implement systems controls to prevent duplicate payments that might result from multiple transmissions of a settlement file or other errors resulting from the completion and transmission of identical payment transactions. Duplicate payments caused by insufficient system controls will adversely impact the Contractor's accuracy rate.

10. Minimize duplicate and erroneous payment opportunities by establishing limits on the number of payments that can be made per taxpayer per tax type in accordance with IRS guidelines. An integrated database that centrally regulates such limitations, independent of the payment channel, e.g., IVR or Web, shall be used.

11. Inform taxpayers of the dollar amounts of all fees related to the payment transaction and obtain taxpayers' acknowledgement or acceptance of fees prior to completing any payment transactions. The Government shall be notified of the method of obtaining taxpayers' acknowledgement or acceptance of fees, and shall approve the method before the program commences.

12. Provide taxpayers with confirmation of payment transactions through the payment means (for example, IVR, Internet, etc.) used to complete the payment or by way of some other commonly acceptable means.

13. Provide taxpayers, upon request, with IRS general information (such as a brochure) regarding electronic payment options in an easily accessible manner such as printed materials or through hyperlinks on the Web.

14. Provide incident reports of any material network outages, work stoppages, or other payment processing problems. This includes but is not limited to systemic problems related to authorizing credit on-line and human errors that result in duplicate payments or non-payment. Outages and stoppages in excess of one hour are considered to be material in nature. The Contractor shall inform the Contracting Officer's Technical Representative (COTR) of all incidents within 24 hours of occurrence or awareness, and shall provide an incident report within 5 business days. Incident reports shall include a description of the incident, the cause, number of taxpayers impacted, duration of the incident, and actions taken by the Contractor to remedy the incident.

15. Comply with the Credit Card Bulk Filer Requirements. This will require the completion of integrated readiness testing with IRS and Treasury Financial Agents' (TFA) systems (includes use of simulated payment data on test systems and production systems).

16. Convert payment transactions to Automated Clearing House (ACH) debit authorizations and settle funds through the Government's designated TFA. Any adjustments necessary because of failure to correctly verify and validate payment information shall be the responsibility of the Contractor. The TFA shall initiate one bulk debit daily to the account established for this purpose.

17. Settle funds through the TFA. Funds for MasterCard and VISA transactions will settle within 48 hours of payment authorization. Funds for American Express and Discover transactions will settle within 72 hours of payment authorization. Any funds held overnight from one business day to the next business day shall be subject to U.S. Treasury penalties and interest.

18.  Forward settlement files to the TFA one business day prior to settlement.

19. Secure entity validation prior to forwarding settlement files to the TFA. The Contractor must establish processes to inform users that an entity (Social Security Number or Taxpayer Identification Number) reject occurred.

20. Provide settled funds where the payment (transaction) date is less than 11 days prior to the settlement date. In the event that funds settlement is delayed beyond this period due to a reject condition, such as invalid entity, the payment must be re-initiated and the new payment date submitted for posting.

21. Provide only guaranteed payments to the Government for federal taxes owed.

22. Retain credit card authorization logs for 72 months from the date of each transaction. The information in such logs shall include, transaction type, date and time, credit card account number, amount of transaction, and approval/confirmation number. This requirement shall survive the life of this contract, and the Government shall have the right to inspect such logs upon reasonable notice to the Contractor.

23. Comply with Section 6311, Payment by Credit Card and Debit Card, of the Internal Revenue Code (IRC) and any subsequent updates and revisions.

24. In accordance with the Section C.2.4, make reasonable efforts to complete any necessary modifications to software, systems, and services in accordance with its commercial business practices to conform to the provisions of IRS regulations promulgated under U.S.C. 6311 (d)(1). This contract is considered modified automatically to incorporate by reference the current provisions of such regulations during the life of this contract.

25. Maintain the confidentiality of any information relating to electronic payment transactions with absolutely no disclosure or use except to the extent authorized by written procedures promulgated by the IRS pursuant to 26 U.S.C. 6311(e)(3).

26. Maintain the confidentiality of any information relating to Federal/State electronic payment transactions completed in a single transaction. This includes absolutely no disclosure or use of information collected during this transaction for any purpose other than processing the transaction to the U.S. Treasury or appropriate State. Information collected during the transaction shall not be disclosed or used for any purpose prohibited by law and the Internal Revenue Code.

27. Pay any and all transaction fees to subcontractors related to the completion of the payment transaction.

28. Provide a merchant descriptor on the taxpayer's card statement describing the tax payment amount as a unique line item entitled "U S Treasury Tax Payment".

29. Provide a merchant descriptor on the taxpayer's card statement describing the transaction fee amount as a unique line item.

30. Provide a Work Breakdown Schedule (WBS), using Project Management software, covering the systems development life cycle and update the WBS regularly to reflect current task status.

31. Conduct post implementation review of live application including production monitoring, reporting, user/non-user surveys and user free form comments.

32.  Actively encourage and promote use of electronic payment product(s).

33. Provide a Marketing Plan and deliverables that support and facilitate public awareness of IRS e-file and electronic payments. The Marketing Plan should describe planned marketing products and/or tools, targeted audience and distribution timeline. The Plan shall also describe (1) any planned use of IRS e-file key messages and/or logo on marketing products;
     (2) defined measures for success; (3) method for tracking the number of unique taxpayers that pay electronically as a result of deliverables, and
     (4) marketing reports (as described in Section C.2.3.7). All marketing products shall be provided to the Government in draft for review and approval at least 3 business days prior to the due date. Also, refer to
     C.11 regarding public release of information.

C.2.2    DUTIES AND RESPONSIBILITIES OF THE GOVERNMENT

The Government's, that is, the Internal Revenue Service's, duties and responsibilities during the term of this contract are to:

1. Provide electronic record specifications necessary for funds settlement and posting of tax data related to the electronic payment transactions.

2. Designate Treasury Financial Agent(s) to act on the Government's behalf for settlement of funds in payment of taxes owed.

3.   Provide required reporting formats.

4. Provide an electronic copy of the Electronic Payments Brochure, which is required to be made available to taxpayers via electronic means.

5. Provide no monetary consideration to the Contractor for electronic payment transactions.

6. Process credit card chargeback actions in accordance with its written procedures. This shall include reimbursing the Contractor for unauthorized or erroneous charges that are substantiated by the cardholder and approved by the Contractor's duly authorized management representative. The Contractor must have completed and delivered the appropriate IRS chargeback form and supporting documentation to the IRS as described in IRS chargeback procedures. Such chargeback requests shall be processed based on the Contractor's determination of the appropriateness of this action as signified by its authorized claimant's signature. In the event, the IRS notifies the Contractor of duplicate payments that may be subject to chargeback action, it is incumbent upon the Contractor to research the nature of the duplicate payment and timely initiate the appropriate action.

7. Complete annual Contractor Performance Report based on standard evaluation criteria (such as quality of product or service; timeliness of performance; and business relations) used throughout the Agency.

8. Provide a hyperlink from the IRS Web Site to the Contractor's Web Site. IRS may identify participating partners in its information materials or products. All decisions involving these or other marketing decisions will be solely at the discretion of the IRS.

C.2.3  DELIVERABLES

The Contractor shall submit the following deliverables in accordance with Section C.2.1, Duties and Responsibilities of the Contractor and Section C.2.4, Schedule of Performance.


                             Deliverables Summary
Electronic Payments
Transaction Processing Network Documentation
Capacity Analysis
Computer Security Plan/Guide
Configuration Management Plan
Risk Assessment Plan
Disaster Recovery Plan
Network Design and Architecture Schematic
Test Plans and Test Reports (including test data output reports)
Functional Requirements/User Interface Documentation (as applicable) Scripts, User Interface Screens and General User Information Materials Process and Data Flow Schematic
System Administrator Manual
Work Breakdown Structure/Schedule
Monthly Development Status Reports
Daily Transaction Reports
Monthly Transaction Reports
Chargeback Reports (If Applicable)
Ad Hoc Reports
Incident Reports
Findings Reports
Marketing Reports


C.2.3.1 ELECTRONIC PAYMENTS

The required data fields for each tax payment include:

a. The primary taxpayer's identification number [(first social security number (SSN) as shown on the tax return for the year for which the payment applies) and secondary SSN if the tax type is 4868 and the taxpayer indicates a supplemental filing is needed];

b.   first four characters of the last name of the primary taxpayer;

c.   payment type;

d.   tax period ending date (six character date field);

e.   payment amount;

f.   payment authorization date;

g.   daytime telephone number; and,

h.   confirmation number.


C.2.3.2 MONTHLY DEVELOPMENT STATUS REPORTS

The Contractor shall provide monthly status reports on the 10th day of each month through the implementation date of the program. The report shall cover the overall progress of the program's development. Copies of the report shall be provided to the IRS Contracting Officer (CO) (one copy), the Contracting Officer's Technical Representative (COTR) (one copy) and the IRS Program Manager (one copy) or his/her designee. The report shall contain the following information:

a.   date of report,

b.   project manager name,

c.   project manager telephone number, fax number and e-mail address,

d. a brief description of the work accomplished, emphasizing the progress made since the last reporting period,

e. a description of any unresolved and/or anticipated problems, if any (include schedule impacts),

f.   an estimate of the percent of work accomplished to date, and

g. a statement on the status of the program as it relates to the work breakdown schedule, either confirming that milestones are on schedule or explaining the nature and extent of the pending delay.

C.2.3.3 DAILY AND MONTHLY TRANSACTION REPORTS

The Contractor shall provide daily and cumulative monthly transaction reports. The reports shall cover the post-implementation progress of the program. Daily reports shall be provided no later than 9:00 am Eastern Time and should include all prior day transactions and cumulative data. Monthly reports shall be provided by the 10th day of each month and include all prior month transactions and reconcile any adjustments made during that month. Copies of the reports shall be provided to the IRS Contracting Officer (CO)(one copy), the Contracting Officer's Technical Representative (COTR) (one copy) and the Program Manager (one copy) or his/her designee. The report shall contain the following information:

a.   date of report,

b.   period covered,

c.   total number of transactions,

d.   dollar amount of transactions,

e.   total number of successful attempts,

f.   dollar amount of successful attempts,

g.   average payment amount,

h.   largest dollar payment amount,

i.   total number of failed attempts,

j.   dollar amount of failed attempts,

k.   reasons for failed attempts,

l.   customer service activity,

m. report of entity rejects, where the user has provided invalid entity information, and

n. report of 4868 payment entities (primary and/or secondary) for those taxpayers who indicate a supplemental filing (Form 709), if applicable.

Aggregate payment volumes by payment type and dollar amount shall be provided daily. Historical data should also be provided to compare changes in volumes from the prior year.

C.2.3.4 CHARGEBACK REPORTS

The Contractor shall provide weekly reports of all credit card chargeback actions identifying the transaction date, dollar amount, action request date, and reason for action. These actions shall be in conformance with chargeback procedures issued by the IRS and meet the definition of chargebacks provided by the Contractor and agreed to by the IRS. These reports shall be delivered to the designated IRS point of contact by close of business each Friday.

C.2.3.5 AD HOC REPORTS

The Contractor shall provide ad hoc reports as necessary. Ad hoc reports may include but are not limited to reporting information that supports or further defines incident reports where payment transactions are delayed or otherwise impacted. Incident reports should be provided as described in Section C.2.1. Copies of the reports shall be provided to the IRS Contracting Officer
(CO)(one copy), the Contracting Officer's Technical Representative (COTR) (one copy) and the Program Manager (one copy) or his/her designee.

C.2.3.6 FINDINGS REPORT

The Contractor shall provide an initial and supplemental findings report. A copy of the report shall be provided to the IRS Contracting Officer (CO)(one copy), the Contracting Officer's Technical Representative (COTR) (one copy), and the IRS Program Manager (three copies) or his/her designee. The report shall describe:

a.   The program features;

b. conduct and findings of the program as they relate to the Contractor's and any subcontractor's performance (including a summary of all payment transactions, any problems, changes made during the filing season and lessons learned);

c. recommendations for improvement including changes to the Contractor's and/or IRS processes;

d. practitioner and/or client feedback including customer satisfaction survey results; and,

e. customer service activity based on automated and live assistance provided.

The initial report shall include activity occurring between January and April. A supplemental report shall be submitted which includes a summary of the initial report's findings and activity from May through October. Activity occurring in November and December may be combined with the subsequent option year's initial findings report.

C.2.3.7 MARKETING REPORTS

The Contractor shall provide an initial and supplemental marketing report in conjunction with the Findings Reports described above. The reports shall contain a narrative description of (1) accomplishments; (2) the number of unique visits to and from the Contractor's Web site by way of a hyperlink established with the IRS; (3) measurement of success (for example, number of unique taxpayers that electronically pay as a result of the marketing campaign); and (4) difficulties/ barriers. The initial report shall include activity occurring between January and April of each year. The supplemental report, if applicable, shall include a summary of the initial report findings and marketing activity from May through October. These reports are subject to inspection, verification and approval by the IRS.


C.2.4 SCHEDULE OF PERFORMANCE

Responsible Party                                         Event                                     Date
IRS                    Contract Award                                                               04/30/2002
IRS                    Provide Report Formats                                                       05/09/2002
Contractor             Provide draft WBS (including requirements, development, testing and          05/30/2002
                       implementation phases) and workflow schematics
IRS                    Provide comments on draft WBS                                                06/24/2002
Contractor             Provide baselined WBS                                                        07/01/2002
Contractor             Draft Functional Requirements/User Interface Documentation                   07/01/2002
Contractor             Final Functional Requirements/User Interface Documentation                   08/15/2002
Contractor             Transaction Processing Network Documentation                                 08/15/2002
Contractor             Provide marketing plan                                                       08/15/2002
IRS                    Provide comments on marketing plan                                           08/29/2002
Contractor             System Administrator Manual                                                  09/02/2002
Contractor             Test Plan                                                                    09/02/2002
Contractor             Begin internal application testing                                           09/16/2002
IRS                    Provide general information for taxpayers (brochure)                         09/30/2002
Contractor             Obtain signed contracts with other participating subcontractors, if          09/30/2002
                       applicable
IRS                    Provide revised credit card chargeback procedures, if applicable             10/07/2002
Contractor             Complete internal feature testing                                            11/08/2002
Contractor             Begin full circle integrated test with IRS/TFA                               11/11/2002
Contractor             Complete full circle integrated test with IRS/TFA                            11/27/2002
Contractor             Obtain bulk filer certification                                              12/06/2002
Contractor             Implement Electronic Payment services                                        01/10/2003
IRS                    Provide hyperlink from the IRS web site to the Contractor's Web page         01/10/2003
IRS                    Begin Option Year, If Exercised                                              06/01/2003
Contractor             Deliver Initial Findings Report                                              06/27/2003
Contractor             Deliver Supplemental Findings Report                                         11/14/2003

Notes:

1. The beginning date for applications that include 1040 balance due payments will be consistent with the IRS e-file filing season start date.

2.   Each 12-month option year will begin on June 1 and end on May 31.
     Deliverable due dates for each contract option year will be commensurate with the base period due dates, as described above.

C.3 CONTRACT TERMS AND CONDITIONS -- COMMERCIAL ITEMS FAR 52.212-4 (FEB 2002) (TAILORED)

     (a) Inspection/Acceptance. The Contractor shall only tender for acceptance those items that conform to the requirements of this contract. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. The Government must exercise its post-acceptance rights-

     (1) Within a reasonable time after the defect was discovered or should have been discovered; and

     (2) Before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.

     (b) Assignment. The Contractor or its assignee may assign its rights to receive payment due as a result of performance of this contract to a bank, trust company, or other financing institution, including any Federal lending agency in accordance with the Assignment of Claims Act (31 U.S.C. 3727). However, when a third party makes payment (e.g., use of the Governmentwide commercial purchase card), the Contractor may not assign its rights to receive payment under this contract.

     (c) Changes. Changes in the terms and conditions of this contract may be made only by written agreement of the parties.

     (d) Disputes. This contract is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613). Failure of the parties to this contract to reach agreement on any request for equitable adjustment, claim, appeal or action arising under or relating to this contract shall be a dispute to be resolved in accordance with the clause at FAR 52.233-1, Disputes, which is incorporated herein by reference. The Contractor shall proceed diligently with performance of this contract, pending final resolution of any dispute arising under the contract.

     (e) Definitions. The clause at FAR 52.202-1, Definitions, is incorporated herein by reference.

     (f) Excusable delays. The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence such as, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement of any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Contracting Officer of the cessation of such occurrence.

     (g) Patent indemnity. The Contractor shall indemnify the Government and its officers, employees and agents against liability, including costs, for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark or copyright, arising out of the performance of this contract, provided the Contractor is reasonably notified of such claims and proceedings.

     (h) No fee or consideration. The Contractor and the Government mutually agree that all work will be done at no cost to the Government. This agreement will be in conformance with the Taxpayer Relief Act of 1997 codified by Internal Revenue Code 6311(d)(2) namely, "the Secretary is authorized to enter into contracts to obtain services related to receiving payment by other means where cost beneficial to the government. The Secretary may not provide any fee or provide any other consideration under such contracts".

     (i)Risk of loss. Unless the contract specifically provides otherwise, risk of loss or damage to the supplies provided under this contract shall remain with the Contractor until, and shall pass to the Government upon: (1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin; or
(2) Delivery of the supplies to the Government at the destination specified in the contract, if transportation is f.o.b. destination.

     (j) Termination for the Government's convenience. The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the Contractor can demonstrate to the satisfaction of the Government using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor's records. The Contractor shall not be paid for any work performed or costs incurred which reasonably could have been avoided.

     (k) Termination for cause. The Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.

     (l) Title. Unless specified elsewhere in this contract, title to items furnished under this contract shall pass to the Government upon acceptance, regardless of when or where the Government takes physical possession.

     (m) Warranty. The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.

     (n) Limitation of liability. Except as otherwise provided by an express warranty, the Contractor will not be liable to the Government for consequential damages resulting from any defect or deficiencies in accepted items.

     (o) Other compliances. The Contractor shall comply with all applicable Federal, State and local laws, executive orders, rules and regulations applicable to its performance under this contract.

     (p) Compliance with laws unique to Government contracts. The Contractor agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. 327, et seq., Contract Work Hours and Safety Standards Act; 41 U.S.C. 51-58, Anti-Kickback Act of 1986; 41 U.S.C. 265 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. 423 relating to procurement integrity.

     (q) Order of precedence. Any inconsistencies in this solicitation or contract shall be resolved by giving precedence in the following order:

     (1)   The schedule of supplies/services.

     (2) The Assignments, Disputes, Payments, Invoice, Other Compliances, and Compliance with Laws Unique to Government Contracts paragraphs of this clause.

     (3)   The clause at 52.212-5.

     (4) Addenda to this solicitation or contract, including any license agreements for computer software.

     (5)   Solicitation provisions if this is a solicitation.

     (6)   Other paragraphs of this clause.

     (7)   The Standard Form 1449.

     (8)   Other documents, exhibits, and attachments.

     (9)   The specification.

                                (End of clause)


C.4 AUTHORITY - CONTRACTING OFFICER, CONTRACTING OFFICER'S TECHNICAL REPRESENTATIVE AND CONTRACTOR'S PROJECT MANAGER

 C.4.1  ADMINISTRATIVE CONTRACTING OFFICER

The IRS Contracting Officer designated for administering this contract is:

Carol Ransom
IRS Procurement, Suite 500
6009 Oxon Hill Road
Oxon Hill, MD 20745
Voice : (202)283-1163
Fax : (02)283-1099
Email : Carol.A.Ransom@irs.gov

The Contracting Officer, in accordance with Subpart 1.6 of the Federal Acquisition Regulation, is the only person authorized to make or approve any changes in any of the requirements of this contract, and notwithstanding any clauses contained elsewhere in this contract, the said authority remains solely with the Contracting Officer. In the event the Contractor makes any changes at the direction of any person other than the Contracting Officer, the change will be considered to have been made without authority and is not binding on the Government.

C.4.2  CONTRACTING OFFICER'S TECHNICAL REPRESENTATIVE

The Contracting Officer's Technical Representative (COTR) designated for this contract is:

Lee Lawrence C4-237
Internal Revenue Service
5000 Ellin Road
Lanham, MD 20706
202-283-0445
202-283-4786
lee.lawrence@irs.gov

The COTR will represent the Contracting Officer in the administration of technical details within the scope of this contract. The COTR is also responsible for the final inspection and acceptance of all reports, and such other responsibilities as may be specified in the contract. The COTR is not otherwise authorized to make any representations or commitments of any kind on behalf of the Contracting Officer or the Government.

The COTR does not have authority to alter the Contractor's obligations or to change the contract specifications, price, terms or conditions. If, as a result of technical discussions, it is desirable to modify contract obligations or the statement of work, changes will be issued in writing and signed by the Contracting Officer.

The Government may change the COTR assignment for this contract at any time without prior notice to the Contractor. The Contractor will be notified of the change.

C.4.3  PROJECT MANAGER

The Contractor's designated Project Manager for this contract is:

     Steve Johnson
     925-855-5040  (v)
     925-820-0517  (f)
   sjohnson@officialpayments.com

The Contractor shall provide a Project Manager for this contract who shall have the authority to make any no-cost contract, technical, hiring and dismissal decisions, or special arrangements regarding this contract. The Project Manager shall be responsible for the overall management and coordination of this contract and shall act as the central point of contact with the Government. The Project Manager shall have full authority to act for the Contractor in the performance of the required services. The Project Manager, or a designated representative, shall meet with the COTR to discuss problem areas as they occur. The Project Manager, or designated representative, shall respond within four work hours after notification of the existence of a problem. The Project Manager shall be able to fluently read, write, and speak the English language.

C.5  CONTRACT CORRESPONDENCE

Notwithstanding the Contractor's responsibility for total management during the performance of this contract, the administration of the contract will require maximum coordination between the Government and the Contractor. To promote timely and effective administration, all correspondence pertaining to contractual or administrative matters under the contract shall be addressed to the assigned Administrative Contracting Officer.

C.6  DISCLOSURE OF INFORMATION-SAFEGUARDS (JAN 1998) (IRSAP 1052.224-9000)

In performance of this contract, the Contractor agrees to comply and assume responsibility for compliance by its employees with the following requirements:

     (1) All work shall be performed under the supervision of the contractor or the contractor's responsible employees.

     (2) Any return or return information made available shall be used only for the purpose of carrying out the provisions of this contract. Information contained in such material shall be treated as confidential and shall not be divulged or made known in any manner to any person except as may be necessary in the performance of the contract. Inspection by or disclosure to anyone other than an officer or employee of the contractor shall require prior written approval of the Internal Revenue Service. Requests to make such inspections or disclosures should be addressed to the IRS Contracting Officer.

     (3) Should a person (contractor or subcontractor) or one of his/her employees make any unauthorized inspection(s) or disclosure(s) of confidential tax information, the terms of the Default clause (FAR 52.2498), incorporated herein by reference, may be invoked, and the person (contractor or subcontractor) will be considered to be in breach of this contract.


C.7  DISCLOSURE OF "OFFICIAL USE ONLY" INFORMATION SAFEGUARDS
     (IRSAP 1052.224-70(D) (DEC 1988)

Any Treasury Department information made available or to which access is provided, and which is marked or should be marked "Official Use Only", shall be used only for the purpose of carrying out the provisions of this contract and shall not be divulged or made known in any manner to any person except as may be necessary in the performance of the contract. Disclosure to anyone other than an officer or employee of the contractor or subcontractor at any tier shall require prior written approval of the IRS. Requests to make such disclosure should be addressed to the IRS Contracting Officer.


C.8 DISCLOSURE OF INFORMATION--CRIMINAL/CIVIL SANCTIONS (IRSAP 1052.224-71(a) (DEC 1998)

   (1) Each officer or employee of any person (contractor or subcontractor) at any tier to whom returns or return information is or may be disclosed shall be notified in writing by the person (contractor or subcontractor) that returns or return information disclosed to such officer or employee can be used only for a purpose and to the extent authorized herein, and that further disclosure of any such returns or return information for a purpose or to an extent unauthorized herein constitutes a felony punishable upon conviction by a fine of as much as $5,000 or imprisonment for as long as five years, or both, together with the costs of prosecution. Such person (contractor or subcontractor) shall also notify each such officer and employee that any such unauthorized future disclosure of returns or return information may also result in an award of civil damages against the officer or employee in an amount not less than $1,000 with respect to each instance of unauthorized disclosure plus in the case of willful disclosure or a disclosure which is the result of gross negligence, punitive damages, plus the cost of the action. These penalties are prescribed by IRC Sections 7213 and 7431.

   (2) Each officer or employee of any person (contractor or subcontractor) to whom returns or return information is or may be disclosed shall be notified in writing by such person that any return or return information made available in any format shall be used only for the purpose of carrying out the provisions of this contract and that inspection of any such returns or return information for a purpose or to an extent not authorized herein constitutes a criminal misdemeanor punishable upon conviction by a fine of as much as $1,000.00 or imprisonment for as long as 1 year, or both, together with the costs of prosecution. Such person (contractor or subcontractor) shall also notify each such officer and employee that any such unauthorized inspection of returns or return information may also result in an award of civil damages against the officer or employee in an amount equal to the sum of the greater of $1,000.00 for each act of unauthorized inspection with respect to which such defendant is found liable or the sum of the actual damages sustained by the plaintiff as a result of such unauthorized inspection plus in the case of a willful inspection or an inspection which is the result of gross negligence, punitive damages, plus the costs of the action. The penalties are prescribed by IRC Sections 7213A and 7431.

   (3) Additionally, it is incumbent upon the contractor to inform its officers and employees of the penalties for improper disclosure imposed by the Privacy Act of 1974, 5 U.S.C. 552a. Specifically, 5 U.S.C. 552a(I)(1), which is made applicable to contractors by 5 U.S.C. 552a(m)(1), provides that any officer or employee of a contractor, who by virtue of his/her employment or official position, has possession of or access to agency records which contain individually identifiable information, the disclosure of which is prohibited by the Privacy Act or regulations established thereunder, and who knowing that disclosure of the specific material is so prohibited, willfully discloses the material in any manner to any person or agency not entitled to receive it, shall be guilty of a misdemeanor and fined not more than $5,000.

C.9 DISCLOSURE OF INFORMATION -- OFFICIAL USE ONLY (IRSAP 1052.224-71(b) (DEC 1988)

Each officer or employee of the contractor to whom "Official Use Only" information may be made available or disclosed shall be notified in writing by the contractor that "Official Use Only" information disclosed to such officer or employee can be used only for a purpose and to the extent authorized herein, and that further disclosure of any such "Official Use Only" information, by any means, for a purpose or to an extent unauthorized herein, may subject the offender to criminal sanctions imposed by 18 U.S.C. Sections 641.

C.10  DISCLOSURE OF INFORMATION-INSPECTION (IRSAP 1052.224-72) (DEC1988)

The Internal Revenue Service shall have the right to send its officers and employees into the offices and plants of the contractor for inspection of the facilities and operations provided for the performance of any work under this contract. On the basis of such inspection, the Contracting Officer may require specific measures in cases where the contractor is found to be noncompliant with contract safeguards.

C.11  PUBLIC RELEASE OF INFORMATION

     (1) The Contractor shall obtain the written permission of the Contracting Officer before releasing or using any information regarding the Contractor's selection for, or performance of work on, this contract. Information including, but not limited to, advertisements, unclassified speeches, articles, press releases, presentations, displays or demonstrations developed or proposed for release to the public must be submitted in their entirety to the Contracting Officer. The Contractor shall request, in writing, permission to release information describing the scope of the information to be released and the purpose for its release. This clause does not affect the Contractor's rights with regard to patents, which are governed by the patent clauses of this contract. This clause shall apply to subcontractors at any tier.

     (2) The Contractor shall not impose limitations on the use of any information or data, or any portion thereof, which has been published in any form or is otherwise generally available in the public domain.

     (3) The Contractor in publicizing its selection for, or its performance of work on, this contract shall not state or imply that the Government endorses or warrants its products or services. Information publicized shall clearly indicate that the taxpayer's decision to use any of the Contractor's products or services will not result in any special treatment from the Internal Revenue Service. This clause shall apply to subcontractors at any tier.

     (4) In the event of a termination for the convenience of the Government, the Government shall be responsible for press releases, jointly prepared with the Contractor, declaring the termination of the program by the Government. Such releases shall be placed where determined by the contractor; except that the Government reserves the right to either place such releases itself in a reasonable number of new media or paying for the contractor's placement of such releases. The Government shall consider the contractor's reasonable request for the number of news media to receive such releases. The Government shall also consider the contractor's reasonable request that it not issue a public release or public announcement of the termination of the contract for the Government's convenience.

C.12  ADDENDUM 1

C.12.1 FAR CLAUSES INCORPORATED BY REFERENCE
52.252-2  CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES
INCORPORATED BY REFERENCE

NUMBER                 TITLE                                     DATE

52.203-3    GRATUITIES                                         APR 1984

52.209-6    PROTECTING THE GOVERNMENT'S INTEREST WHEN          JUL 1995
            SUBCONTRACTING WITH CONTRACTORS DEBARRED,
            SUSPENDED, OR PROPOSED FOR DEBARMENT

52.227-14   RIGHTS IN DATA - GENERAL  (ALT III) ,              JUN 1987
            (ALT IV)

C.12.2  TERM OF CONTRACT

(a) The term of this contract is from effective date of contract award through May 31, 2003.

(b) This contract includes four (4) one year option periods for the renewal of the contract, which may be unilaterally exercised by the Government.


C.12.3 OPTION TO EXTEND THE TERM OF THE CONTRACT FAR 52.217-9 (MAR 2000)

     (a) The Government may extend the term of the contract by written notice to the Contractor within 15 calendar days prior to contract expiration; provided, that the Government shall give the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension.

     (b) If the Government exercises this option, the extended contract shall be considered to include this option provision.

     (c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed approximately 65 months depending on contract commencement and number of option periods. The option period for programs in Filing Season 2007 will be the last option period in all contracts awarded as a result if this solicitation.

C.13 CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR
     EXECUTIVE ORDERS -- COMMERCIAL ITEMS, FAR 52.212-5   (DEC 2001)


     (a) The Contractor shall comply with the following FAR clauses, which are incorporated in this contract by reference, to implement provisions of law or executive orders applicable to acquisitions of commercial items:

          (1)   52.222-3, Convict Labor (E.O. 11755).

          (2)   52.233-3, Protest after Award (31 U.S.C. 3553).

     (b)   The Contractor shall comply with the FAR clauses in this paragraph
           (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items or components: [Contracting Officer must check as appropriate.]

_x_ (1) 52.203-6, Restrictions on Subcontractor Sales to the Government, with
 Alternate I (41 U.S.C. 253g and 10 U.S.C. 2402).

 __ (2) 52.219-3, Notice of Total HUBZone Small Business Set-Aside (Jan 1999).

 __ (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (Jan 1999) (if the offeror elects to waive the preference, it shall so indicate in its offer).

 __ (4)(i) 52.219-5, Very Small Business Set-Aside (Pub. L. 103-403, section 304, Small Business Reauthorization and Amendments Act of 1994).
         __ (ii) Alternate I to 52.219-5.
         __ (iii) Alternate II to 52.219-5.

 _x_ (5) 52.219-8, Utilization of Small Business Concerns (15 U.S.C. 637
(d)(2) and (3)).

___ (6) 52.219-9, Small Business Subcontracting Plan (15 U.S.C. 637(d)(4)).

__ (7) 52.219-14, Limitations on Subcontracting (15 U.S.C. 637(a)(14)).

__ (8)(i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (Pub. L. 103-355, section 7102, and 10 U.S.C.
2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer).

         ___(ii) Alternate I of 52.219-23.

__ (9) 52.219-25, Small Disadvantaged Business Participation
Program-Disadvantaged Status and Reporting (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

__ (10) 52.219-26, Small Disadvantaged Business Participation
Program-Incentive Subcontracting (Pub. L. 103-355, section 7102, and 10 U.S.C.
2323).

_X_ (11) 52.222-21, Prohibition of Segregated Facilities (Feb 1999)

 _X_ (12) 52.222-26, Equal Opportunity (E.O. 11246).

_X_ (13) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (38 U.S.C. 4212)

_X_ (14) 52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793).

_X_ (15) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (38 U.S.C. 4212).

__ (16) 52.222-19, Child Labor-Cooperation with Authorities and Remedies (E.O. 13126).

__ (17)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (42 U.S.C. 6962(c)(3)(A)(ii)).

         __ (ii) Alternate I of 52.223-9 (42 U.S.C. 6962(i)(2)(C)).

__ (18) 52.225-1, Buy American Act-Balance of Payments Program-Supplies (41 U.S.C. 10a - 10d).

__ (19)(i) 52.225-3, Buy American Act-North American Free Trade
Agreement-Israeli Trade Act-Balance of Payments Program (41 U.S.C. 10a - 10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note).
         __ (ii) Alternate I of 52.225-3.

         __ (iii) Alternate II of 52.225-3.

__ (20) 52.225-5, Trade Agreements (19 U.S.C. 2501, et seq., 19 U.S.C. 3301
note).

_X_ (21) 52.225-13, Restriction on Certain Foreign Purchases (E.O. 12722, 12724, 13059, 13067, 13121, and 13129).

__ (22) 52.225-15, Sanctioned European Union Country End Products (E.O.
12849).

__ (23) 52.225-16, Sanctioned European Union Country Services (E.O. 12849).

__ (24) 52.232-33, Payment by Electronic Funds Transfer-Central Contractor Registration (31 U.S.C. 3332).

__ (25) 52.232-34, Payment by Electronic Funds Transfer-Other than Central Contractor Registration (31 U.S.C. 3332).

__ (26) 52.232-36, Payment by Third Party (31 U.S.C. 3332).

X_ (27) 52.239-1, Privacy or Security Safeguards (5 U.S.C. 552a).

__ (28)(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (46 U.S.C. 1241).

         __ (ii) Alternate I of 52.247-64. (c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, which the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or executive orders applicable to acquisitions of commercial items or components:

                  [Contracting Officer check as appropriate.]

__ (1) 52.222-41, Service Contract Act of 1965, As Amended (41 U.S.C. 351, et seq.).

__ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

__ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act-Price Adjustment (Multiple Year and Option Contracts) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

__ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act-Price Adjustment (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

__ (5) 52.222-47, SCA Minimum Wages and Fringe Benefits Applicable to Successor Contract Pursuant to Predecessor Contractor Collective Bargaining Agreement (CBA) (41 U.S.C. 351, et seq.).

     (d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records-Negotiation.

     (1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor's directly pertinent records involving transactions related to this contract.

     (2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

     (3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law. (e) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c) or (d) of this clause, the Contractor is not required to include any FAR clause, other than those listed below (and as may be required by an addenda to this paragraph to establish the reasonableness of prices under Part 15), in a subcontract for commercial items or commercial components-

           (1)    52.222-26, Equal Opportunity (E.O. 11246);

           (2) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (38 U.S.C. 4212);

           (3) 52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793);

           (4) 52.247-64, Preference for Privately-Owned U.S. Flag Commercial Vessels (46 U.S.C. 1241) (flow down not required for subcontracts awarded beginning May 1, 1996); and
                  (5) 52.222-41, Service Contract Act of 1965,
                  As Amended (41 U.S.C. 351, et seq.).

                                (End of clause)





C.14 REHABILITATION ACT OF 1973, SECTION 508 IT ACCESSIBILITY
     REQUIREMENTS - STATEMENT OF WORK

A.       General
1.  Purpose (Reference 36 CFR 1194.1)

     (a) The below technical standards are those issued by the Architectural and Transportation Barriers Compliance Board (Access Board), pursuant to
Section 508 (a) (2) (A) of the Rehabilitation Act Amendments of 1998 (29 U.S.C. ss. 794 (d)) as enacted in the Workforce Investment Act of 1998. (The Access Board is an independent Federal agency established by Section 502 of the Rehabilitation Act (29 U.S.C. 792) whose primary mission is to promote accessibility for individuals with disabilities.)

     (b) Section 508 requires that when Federal agencies develop, procure, maintain, or use electronic and information technology, Federal employees with disabilities have access to and use of information and data that is comparable to the access and use by Federal employees who are not individuals with disabilities, unless an undue burden would be imposed on the agency. Section 508 also requires that individuals with disabilities, who are members of the public seeking information or services from a Federal agency, have access to and use of information and data that is comparable to that provided to the public who are not individuals with disabilities, unless an undue burden would be imposed on the agency.

2.  Application (Reference 36 CFR 1194.2)

     (a) This section does not apply to Electronic and Information Technology (EIT, see definitions at A. 4. below) that is acquired by the contractor incidental to the contract, or is neither used nor accessed by Federal employees or members of the public, and contractor employees in their professional capacity are not considered members of the public.

     (b) For any EIT product proposed in response to this solicitation as a deliverable that is a commercial item (as defined by the Federal Acquisition Regulation, Subpart 2.101) or any EIT product to be developed in response to this solicitation, that will be available to meet this contract's delivery requirements, the contractor must represent within his proposal that the product(s) complies with all of the below standards. The contractor must fully complete the spreadsheet, Electronic & Information Technology Accessibility Standards Evaluation, located in Section E, and submit it with his/her proposal.

     (c) If such product does not comply with all of the below standards, the contractor must specify each specific standard that is not met.

3. Electronic and Information Technology (EIT) Product General Exceptions (Reference 36 CFR 1194.3)

     (a) This section does not apply to any EIT operated by agencies, the function, operation, or use of which involves:

     (1)   Intelligence activities

     (2)   Cryptographic activities related to national security

     (3)   Command and control of military forces

     (4)   Equipment as an integral part of a weapon or weapon system

     (5) Systems critical to the direct fulfillment of military or intelligence missions

     (b) Products acquired by a contractor incidental to a contract, or are neither used nor accessed by Federal employees or members of the public, and contractor employees and all personnel related to the contract are not considered members of the public;

     (c) Products or components of products that would require a fundamental alteration in their nature.

     (d) Products located in spaces frequented only by service personnel for maintenance, repair or occasional monitoring.

4.   Section 508 Compliance

     (a) All Electronic and Information Technology (EIT) products or services furnished under this contract shall comply with the Electronic and Information Technology Accessibility Standards (36 CFR 1194). The Contractor must provide a comprehensive list of all offered specific electronic and information technology (EIT) products (supplies and services) that fully comply with
Section 508 of the Rehabilitation Act of 1973, per the 1998 Amendments, and the Architectural and Transportation Barriers Compliance Board's Electronic and Information Technology Accessibility Standards at 36 CFR Part 1194. The Contractor must clearly indicate where this list with full details of compliance can be found (e.g., vendor's or other exact web page location). The contractor must ensure that the list is easily accessible by typical users beginning five calendar days after award. The contractor must maintain this detailed listing of compliant products for the full contract term, including all forms of extensions, and must ensure that it is current within three calendar days of changes to his product line.

     (b) The offeror must ensure that all EIT products that are less than fully compliant are offered pursuant to extensive market research, which ensures that they are the most compliant products and services available to satisfy this solicitation's requirements.

     (c) For every EIT product accepted under this contract by the Government that does not comply with 36 CFR Part 1194, the contractor shall, at the discretion of the Government, make every effort to replace or upgrade it with a compliant equivalent product or service, if commercially available and cost neutral, on either the planned refresh cycle of the product or service, or on the contract renewal date, whichever shall occur first."

5.  Definitions (Reference 36 CFR 1194.4)

The following definitions apply to this section:

         Agency. Any Federal department or agency, including the United States Postal Service.

         Alternate formats. Alternate formats usable by people with disabilities may include, but are not limited to, Braille, ASCII text, large print, recorded audio, and electronic formats that comply with this part.

         Alternate methods. Different means of providing information, including product documentation, to people with disabilities. Alternate methods may include, but are not limited to, voice, fax, relay service, TTY, Internet posting, captioning, text-to-speech synthesis, and audio description.

         Assistive technology. Any item, piece of equipment, or system, whether acquired commercially, modified, or customized, that is commonly used to increase, maintain, or improve functional capabilities of individuals with disabilities.

         Electronic and information technology. Includes information technology and any equipment or interconnected system or subsystem of equipment, that is used in the creation, conversion, or duplication of data or information. The term electronic and information technology includes, but is not limited to, telecommunications products (such as telephones), information kiosks and transaction machines, World Wide Web sites, multimedia, and office equipment such as copiers and fax machines. The term does not include any equipment that contains embedded information technology that is used as an integral part of the product, but the principal function of which is not the acquisition, storage, manipulation, management, movement, control, display, switching, interchange, transmission, or reception of data or information. For example, HVAC (heating, ventilation, and air conditioning) equipment such as thermostats or temperature control devices, and medical equipment where information technology is integral to its operation, are not information technology.

         Information technology. Any equipment or interconnected system or subsystem of equipment, that is used in the automatic acquisition, storage, manipulation, management, movement, control, display, switching, interchange, transmission, or reception of data or information. The term information technology includes computers, ancillary equipment, software, firmware and similar procedures, services (including support services), and related resources.

         Operable controls. A component of a product that requires physical contact for normal operation. Operable controls include, but are not limited to, mechanically operated controls, input and output trays, card slots, keyboards, or keypads.

         Product. Electronic and information  technology.

         Self Contained, Closed Products. Products that generally have embedded software and are commonly designed in such a fashion that a user cannot easily attach or install assistive technology. These products include, but are not limited to, information kiosks and information transaction machines, copiers, printers, calculators, fax machines, and other similar types of products.

         Telecommunications. The transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

         TTY. An abbreviation for teletypewriter. Machinery or equipment that employs interactive text based communications through the transmission of coded signals across the telephone network. TTYs may include, for example, devices known as TDDs (telecommunication display devices or telecommunication devices for deaf persons) or computers with special modems. TTYs are also called text telephones.

         Undue burden. Undue burden means significant difficulty or expense. In determining whether an action would result in an undue burden, an agency shall consider all agency resources available to the program or component for which the product is being developed, procured, maintained, or used.

B.  Technical Standards

1194.21  Software applications and operating systems.

     (a) When software is designed to run on a system that has a keyboard, product functions shall be executable from a keyboard where the function itself or the result of performing a function can be discerned textually.

     (b) Applications shall not disrupt or disable activated features of other products that are identified as accessibility features, where those features are developed and documented according to industry standards. Applications also shall not disrupt or disable activated features of any operating system that are identified as accessibility features where the application programming interface for those accessibility features has been documented by the manufacturer of the operating system and is available to the product developer.

     (c) A well defined on-screen indication of the current focus shall be provided that moves among interactive interface elements as the input focus changes. The focus shall be programmatically exposed so that assistive technology can track focus and focus changes.

     (d) Sufficient information about a user interface element including the identity, operation and state of the element shall be available to assistive technology. When an image represents a program element, the information conveyed by the image must also be available in text.

     (e) When bitmap images are used to identify controls, status indicators, or other programmatic elements, the meaning assigned to those images shall be consistent throughout an application's performance.

     (f) Textual information shall be provided through operating system functions for displaying text. The minimum information that shall be made available is text content, text input caret location, and text attributes.

     (g) Applications shall not override user selected contrast and color selections and other individual display attributes.

     (h) When animation is displayed, the information shall be displayable in at least one non-animated presentation mode at the option of the user.

     (i) Color coding shall not be used as the only means of conveying information, indicating an action, prompting a response, or distinguishing a visual element.

     (j) When a product permits a user to adjust color and contrast settings, a variety of color selections capable of producing a range of contrast levels shall be provided.

     (k) Software shall not use flashing or blinking text, objects, or other elements having a flash or blink frequency greater than 2 Hz and lower than 55 Hz..

     (l) When electronic forms are used, the form shall allow people using assistive technology to access the information, field elements, and functionality required for completion and submission of the form, including all directions and cues.

1194.22  Web-based intranet and internet information and applications.

     (a) A text equivalent for every non-text element shall be provided (e.g., via "alt", "longdesc", or in element content).

     (b) Equivalent alternatives for any multimedia presentation shall be synchronized with the presentation.

     (c) Web pages shall be designed so that all information conveyed with color is also available without color, for example from context or markup.

     (d) Documents shall be organized so they are readable without requiring an associated style sheet.

     (e) Redundant text links shall be provided for each active region of a server-side image map.

     (f) Client-side image maps shall be provided instead of server-side image maps except where the regions cannot be defined with an available geometric shape.

     (g) Row and column headers shall be identified for data tables.

     (h) Markup shall be used to associate data cells and header cells for data tables that have two or more logical levels of row or column headers.

     (i) Frames shall be titled with text that facilitates frame identification and navigation.

     (j) Pages shall be designed to avoid causing the screen to flicker with a frequency greater than 2 Hz and lower than 55 Hz.

     (k) A text-only page, with equivalent information or functionality, shall be provided to make a web site comply with the provisions of this part, when compliance cannot be accomplished in any other way. The content of the text-only page shall be updated whenever the primary page changes.

     (l) When pages utilize scripting languages to display content, or to create interface elements, the information provided by the script shall be identified with functional text that can be read by assistive technology.

     (m) When a web page requires that an applet, plug-in or other application be present on the client system to interpret page content, the page must provide a link to a plug-in or applet that complies with ss.1194.21(a) through
(l).

     (n) When electronic forms are designed to be completed on-line, the form shall allow people using assistive technology to access the information, field elements, and functionality required for completion and submission of the form, including all directions and cues.

     (o) A method shall be provided that permits users to skip repetitive navigation links.

     (p) When a timed response is required, the user shall be alerted and given sufficient time to indicate more time is required.

Note to 1. The Board interprets paragraphs (a) through (k) of this section as consistent with the following priority 1 Checkpoints of the Web Content Accessibility Guidelines 1.0 (WCAG 1.0) (May 5, 1999) published by the Web Accessibility Initiative of the World Wide Web Consortium:


                  Section 1194.22 Paragraph (a) WCAG 1.0 Checkpoint 1.1
                  Section 1194.22 Paragraph (b) WCAG 1.0 Checkpoint 1.4

                  Section 1194.22 Paragraph (c) WCAG 1.0 Checkpoint 2.1
                  Section 1194.22 Paragraph (d) WCAG 1.0 Checkpoint 6.1

                  Section 1194.22 Paragraph (e) WCAG 1.0 Checkpoint 1.2
                  Section 1194.22 Paragraph (f) WCAG 1.0 Checkpoint 9.1

                  Section 1194.22 Paragraph (g) WCAG 1.0 Checkpoint 5.1
                  Section 1194.22 Paragraph (h) WCAG 1.0 Checkpoint 5.2
                  Section 1194.22 Paragraph (i) WCAG 1.0 Checkpoint 12.1

                  Section 1194.22 Paragraph (j) WCAG 1.0 Checkpoint 7.1
                  Section 1194.22 Paragraph (k) WCAG 1.0 Checkpoint 11.4

1. Paragraphs (l), (m), (n), (o), and (p) of this section are different from WCAG 1.0. Web pages that conform to WCAG 1.0, level A (i.e., all priority 1 checkpoints) must also meet paragraphs (l), (m), (n), (o), and (p) of this section to comply with this section. WCAG 1.0 is available at http://www.w3.org/TR/1999/WAI-WEBCONTENT-19990505.

1194.23   Telecommunications products.

     (a) Telecommunications products or systems which provide a function allowing voice communication and which do not themselves provide a TTY functionality shall provide a standard non-acoustic connection point for TTYs. Microphones shall be capable of being turned on and off to allow the user to intermix speech with TTY use.

     (b) Telecommunications products, which include voice communication functionality, shall support all commonly used cross-manufacturer non-proprietary standard TTY signal protocols.

     (c) Voice mail, auto-attendant, and interactive voice response telecommunications systems shall be usable by TTY users with their TTYs.

     (d) Voice mail, messaging, auto-attendant, and interactive voice response telecommunications systems that require a response from a user within a time interval, shall give an alert when the time interval is about to run out, and shall provide sufficient time for the user to indicate more time is required.

     (e) Where provided, caller identification and similar telecommunications functions shall also be available for users of TTYs, and for users who cannot see displays.

     (f) For transmitted voice signals, telecommunications products shall provide a gain adjustable up to a minimum of 20 dB. For incremental volume control, at least one intermediate step of 12 dB of gain shall be provided.

     (g) If the telecommunications product allows a user to adjust the receive volume, a function shall be provided to automatically reset the volume to the default level after every use.

     (h) Where a telecommunications product delivers output by an audio transducer which is normally held up to the ear, a means for effective magnetic wireless coupling to hearing technologies shall be provided.

     (i) Interference to hearing technologies (including hearing aids, cochlear implants, and assistive listening devices) shall be reduced to the lowest possible level that allows a user of hearing technologies to utilize the telecommunications product.

     (j) Products that transmit or conduct information or communication, shall pass through cross-manufacturer, non-proprietary, industry-standard codes, translation protocols, formats or other information necessary to provide the information or communication in a usable format. Technologies which use encoding, signal compression, format transformation, or similar techniques shall not remove information needed for access or shall restore it upon delivery.

     (k) Products which have mechanically operated controls or keys, shall comply with the following:

         (1) Controls and keys shall be tactilely discernible without activating the controls or keys.

         (2) Controls and keys shall be operable with one hand and shall not require tight grasping, pinching, or twisting of the wrist. The force required to activate controls and keys shall be 5 lbs. (22.2 N) maximum.

         (3) If key repeat is supported, the delay before repeat shall be adjustable to at least 2 seconds. Key repeat rate shall be adjustable to 2 seconds per character.

         (4) The status of all locking or toggle controls or keys shall be visually discernible, and discernible either through touch or sound.

1194.24  Video and multimedia products.

     (a) All analog television displays 13 inches and larger, and computer equipment that includes analog television receiver or display circuitry, shall be equipped with caption decoder circuitry which appropriately receives, decodes, and displays closed captions from broadcast, cable, videotape, and DVD signals. As soon as practicable, but not later than July 1, 2002, widescreen digital television (DTV) displays measuring at least 7.8 inches vertically, DTV sets with conventional displays measuring at least 13 inches vertically, and stand-alone DTV tuners, whether or not they are marketed with display screens, and computer equipment that includes DTV receiver or display circuitry, shall be equipped with caption decoder circuitry which appropriately receives, decodes, and displays closed captions from broadcast, cable, videotape, and DVD signals.

     (b) Television tuners, including tuner cards for use in computers, shall be equipped with secondary audio program playback circuitry.

     (c) All training and informational video and multimedia productions which support the agency's mission, regardless of format, that contain speech or other audio information necessary for the comprehension of the content, shall be open or closed captioned.

     (d) All training and informational video and multimedia productions which support the agency's mission, regardless of format, that contain visual information necessary for the comprehension of the content, shall be audio described.

     (e) Display or presentation of alternate text presentation or audio descriptions shall be user-selectable unless permanent.

1194.25  Self contained, closed products.

     (a) Self contained products shall be usable by people with disabilities without requiring an end-user to attach assistive technology to the product. Personal headsets for private listening are not assistive technology.

     (b) When a timed response is required, the user shall be alerted and given sufficient time to indicate more time is required.

     (c) Where a product utilizes touchscreens or contact-sensitive controls, an input method shall be provided that complies with ss.1194.23 (k) (1) through (4).

     (d) When biometric forms of user identification or control are used, an alternative form of identification or activation, which does not require the user to possess particular biological characteristics, shall also be provided.

     (e) When products provide auditory output, the audio signal shall be provided at a standard signal level through an industry standard connector that will allow for private listening. The product must provide the ability to interrupt, pause, and restart the audio at anytime.

     (f) When products deliver voice output in a public area, incremental volume control shall be provided with output amplification up to a level of at least 65 dB. Where the ambient noise level of the environment is above 45 dB, a volume gain of at least 20 dB above the ambient level shall be user selectable. A function shall be provided to automatically reset the volume to the default level after every use.

     (g) Color coding shall not be used as the only means of conveying information, indicating an action, prompting a response, or distinguishing a visual element.

     (h) When a product permits a user to adjust color and contrast settings, a range of color selections capable of producing a variety of contrast levels shall be provided.

     (i) Products shall be designed to avoid causing the screen to flicker with a frequency greater than 2 Hz and lower than 55 Hz.

     (j) Products which are freestanding, non-portable, and intended to be used in one location and which have operable controls shall comply with the following:

         (1) The position of any operable control shall be determined with respect to a vertical plane, which is 48 inches in length, centered on the operable control, and at the maximum protrusion of the product within the 48 inch length (see Figure 1 of this part).

         (2) Where any operable control is 10 inches or less behind the reference plane, the height shall be 54 inches maximum and 15 inches minimum above the floor.

         (3) Where any operable control is more than 10 inches and not more than 24 inches behind the reference plane, the height shall be 46 inches maximum and 15 inches minimum above the floor.

         (4) Operable controls shall not be more than 24 inches behind the reference plane (see Figure 2 of this part).

1194.26  Desktop and portable computers.

     (a) All mechanically operated controls and keys shall comply with ss.1194.23 (k) (1) through (4).

     (b) If a product utilizes touchscreens or touch-operated controls, an input method shall be provided that complies with ss.1194.23 (k) (1) through
(4).

     (c) When biometric forms of user identification or control are used, an alternative form of identification or activation, which does not require the user to possess particular biological characteristics, shall also be provided.

     (d) Where provided, at least one of each type of expansion slots, ports and connectors shall comply with publicly available industry standards.

C.       Functional Performance Criteria

1194.31  Functional performance criteria.

     (a) At least one mode of operation and information retrieval that does not require user vision shall be provided, or support for assistive technology used by people who are blind or visually impaired shall be provided.

     (b) At least one mode of operation and information retrieval that does not require visual acuity greater than 20/70 shall be provided in audio and enlarged print output working together or independently, or support for assistive technology used by people who are visually impaired shall be provided.

     (c) At least one mode of operation and information retrieval that does not require user hearing shall be provided, or support for assistive technology used by people who are deaf or hard of hearing shall be provided.

     (d) Where audio information is important for the use of a product, at least one mode of operation and information retrieval shall be provided in an enhanced auditory fashion, or support for assistive hearing devices shall be provided.

     (e) At least one mode of operation and information retrieval that does not require user speech shall be provided, or support for assistive technology used by people with disabilities shall be provided.

     (f) At least one mode of operation and information retrieval that does not require fine motor control or simultaneous actions and that is operable with limited reach and strength shall be provided.

D.       Information, Documentation, and Support

1194.41  Information, documentation, and support.

     (a) Product support documentation provided to end-users shall be made available in alternate formats upon request, at no additional charge.

     (b) End-users shall have access to a description of the accessibility and compatibility features of products in alternate formats or alternate methods upon request, at no additional charge.

     (c) Support services for products shall accommodate the communication needs of end-users with disabilities.